                   AMENDED SCHEDULE 13D JOINT FILING AGREEMENT

         This Amended Schedule 13D Joint Filing Agreement, dated as of January
18, 2005, is entered into by and among Blackhawk Investors II, LLC ("Blackhawk
II"), Blackhawk Investors, L.L.C. ("Blackhawk I"), Blackhawk Capital Partners
("BCP"), Somerset Capital Partners ("SCP"), Kestrel Capital, LP ("Kestrel"),
Cerrito Partners ("Cerrito"), Thomas H. O'Neill, Jr. ("O'Neill"), Steven A.
Webster ("Webster") and William R. Ziegler ("Ziegler").

         Each of Blackhawk II, Blackhawk I, BCP, SCP, Kestrel, Cerrito, O'Neill,
Webster and Ziegler (sometimes hereinafter individually referred to as a
"Reporting Person" and collectively referred to as the "Reporting Persons")
hereby confirms and represents to each other Reporting Person that he, she or it
(as the case may be) is eligible to use Schedule 13D for the disclosure and filing of information required by Schedule 13D with respect to the common stock, par value $0.01 per share (the "Common Stock") of Geokinetics Inc. (the
"Company").

         Pursuant to Rule 13d-1(k)(1) promulgated by the Securities and Exchange
Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the Reporting Persons hereby agrees that the statement entitled
Amendment No. 1 to Schedule 13D relating to the Common Stock of the Company, to which this Schedule 13D joint filing agreement is attached as an exhibit, is filed on behalf of each of the Reporting Persons, and that any subsequent amendments thereto will likewise be filed on behalf of each of them. Each of the
Reporting Persons further agrees that he, she or it (as the case may be) will be responsible for the timely filing of the statement entitled Amendment No. 1 to
Schedule 13D to which this Schedule 13D joint filing agreement is attached as an exhibit, and for any subsequent amendments thereto, and for the completeness and accuracy of the information concerning him, her or it (as the case may be)
contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other Reporting
Persons making such filing, unless such person knows or has reason to believe that such information is inaccurate.

                           BLACKHAWK INVESTORS II, L.L.C.
                           By: Blackhawk Capital Partners, its Managing
                                        Member

                           By: /s/ WILLIAM R. ZIEGLER
                               -------------------------------------------------
                               William R. Ziegler, Partner

                           BLACKHAWK INVESTORS, L.L.C.
                           By: Blackhawk Capital Partners, its Managing
                                        Member

                           By: /s/ WILLIAM R. ZIEGLER
                               -------------------------------------------------
                               William R. Ziegler, Partner

                           BLACKHAWK CAPITAL PARTNERS

                           By: /s/ WILLIAM R. ZIEGLER
                               -------------------------------------------------
                               William R. Ziegler, Partner

                              Page 30 of 31 Pages

                           SOMERSET CAPITAL PARTNERS

                           By: /s/ WILLIAM R. ZIEGLER
                               -------------------------------------------------
                               William R. Ziegler, Partner

                           KESTREL CAPITAL, LP
                           By: Peregrine Management, LLC

                           By: /s/ STEVEN A. WEBSTER
                               -------------------------------------------------
                               Steven A. Webster, President

                           CERRITO PARTNERS

                           By: /s/ STEVEN A. WEBSTER
                               -------------------------------------------------
                               Steven A. Webster, Partner

                           /s/ THOMAS H. O'NEILL, JR.
                           -----------------------------------------------------
                           Thomas H. O'Neill, Jr., Individually

                           /s/ STEVEN A. WEBSTER
                           -----------------------------------------------------
                           Steven A. Webster, Individually

                           /s/ WILLIAM R. ZIEGLER
                           -----------------------------------------------------
                           William R. Ziegler, Individually

                              Page 31 of 31 Pages